Exhibit 99.1

BLUE EARTH ACQUIRES EXCLUSIVE RIGHTS TO 3.5 MEGAWATTS DC OF SOLAR PV PROJECTS IN HAWAII

Henderson, Nevada, Augest 3, 2012--Blue Earth, Inc. (OTCBB: BBLU) a renewable energy and energy efficiency services company announced today that it acquired the exclusive rights to construct seven different solar PV projects totaling approximatly 3.5 megawatts DC in Hawaii. The projects are valued at approximately $15 million.

The projects are located on the island of Oahu and are primarily ground mount solar systems. Six projects acquired by BBLU meet the requirements of the Renewable Energy Tier 2 Feed-in Tariff (“FIT”) offered by Hawaiian Electric Company (“HECO”). The planned projects will employ local trade people during their construction.

The Company’s wholly owned subsidiary Xnergy, Inc. will provide the engineering, procurement and construction (“EPC”) for the respective projects. Two projects are expected to begin in the third quarter of 2012 and are expected to be completed no later than the fourth quarter of 2012. Five projects are expected to begin in the fourth quarter of 2012 and are expected to be completed in the first quarter of 2013.

Hawaii has the largest Renewable Portfolio Standard in the US, requiring 40% of the state’s energy be supplied by renewable energy by 2030. HECO’s Feed-In-Tariff (“FIT”) program is designed to encourage the addition of more renewable energy projects in Hawaii. Pre-established FIT rates and standarized FIT contract terms facilitate the process of selling renewable energy to HECO.

“These projects highlight Blue Earth’s commitment to advance our presence in Hawaii and become a leader in the development of solar PV systems that help protect the local environment from harmful emissions.” stated D. Jason Davis, CEO of Xnergy, Inc.

Xnergy is a full-service EPC (Engineering, Procurement, Construction) firm, which has engineered, installed, and/or commissioned nearly 100 MW of traditional and alternative energy systems. Xnergy provides a broad range of comprehensive energy solutions, including the design and implementation of energy savings projects, energy conservation, energy infrastructure outsourcing, power generation and energy supply and risk management. Xnergy serves private and public clients from all industries throughout California and helps them minimize their energy consumption and reduce their carbon footprint. For further information see www.xnergy.com

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency and renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc. John C. Francis www.blueearthinc.com 702.263.1808 Ext. 103 jfrancis@blueearthinc.com	Liviakis Financial Communications, Inc. Michael Bayes www.liviakis.com 415.389.4670 Michael@Liviakis.com	Red Chip Companies, Inc. Mike Bowdoin www.redchip.com 800.733.2447 Ext. 110 info@redchip.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.